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EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

    At April 29, 2001, the Registrant had the following subsidiary companies, all of which are wholly owned unless otherwise indicated in the footnotes:

Company	Jurisdiction of Incorporation
Subsidiaries producing manufactured housing:
Fleetwood Homes of Alabama, Inc.(1)	Alabama
Fleetwood Homes of Arizona, Inc.	Arizona
Fleetwood Homes of California, Inc.	California
Fleetwood Homes of Florida, Inc.	Florida
Fleetwood Homes of Georgia, Inc.	Georgia
Fleetwood Homes of Idaho, Inc.	Idaho
Fleetwood Homes of Indiana, Inc.	Indiana
Fleetwood Homes of Kentucky, Inc.	Kentucky
Fleetwood Homes of Mississippi, Inc.	Mississippi
Fleetwood Homes of North Carolina, Inc.	North Carolina
Fleetwood Homes of Oklahoma, Inc.(1)	Oklahoma
Fleetwood Homes of Oregon, Inc.	Oregon
Fleetwood Homes of Pennsylvania, Inc.	Pennsylvania
Fleetwood Homes of Tennessee, Inc.	Tennessee
Fleetwood Homes of Texas, LP	Texas
Fleetwood Homes of Virginia, Inc.	Virginia
Fleetwood Homes of Washington, Inc.	Washington
North River Homes, Inc.(1)(2)	Alabama
Subsidiaries producing motor homes:
Fleetwood Motor Homes of California, Inc.	California
Fleetwood Motor Homes of Indiana, Inc.	Indiana
Fleetwood Motor Homes of Pennsylvania, Inc.	Pennsylvania
Subsidiaries producing travel trailers:
Fleetwood Travel Trailers of California, Inc.	California
Fleetwood Travel Trailers of Indiana, Inc.	Indiana
Fleetwood Travel Trailers of Kentucky, Inc.	Kentucky
Fleetwood Travel Trailers of Maryland, Inc.	Maryland
Fleetwood Travel Trailers of Nebraska, Inc.	Nebraska
Fleetwood Travel Trailers of Ohio, Inc.	Ohio
Fleetwood Travel Trailers of Oregon, Inc.	Oregon
Fleetwood Travel Trailers of Texas, Inc.	Texas
Fleetwood Travel Trailers of Virginia, Inc.	Virginia
Fleetwood Canada Ltd.(3)	Ontario, Canada
Subsidiary producing folding trailers:
Fleetwood Folding Trailers, Inc.	Delaware
Supply subsidiaries:
Gold Shield, Inc.	California
Gold Shield of Indiana, Inc.	Indiana

Hauser Lake Lumber Operation, Inc.	Idaho
Subsidiaries involved in manufactured housing retail business:
Expression Homes Corporation(4)	Delaware
Fleetwood Retail Corp.	Delaware
Fleetwood Retail Investment Corp.	California
Fleetwood Retail Corp. of Alabama(5)	Delaware
Fleetwood Retail Corp. of Arizona(5)	Arizona
Fleetwood Retail Corp. of Arkansas(5)	Arkansas
Fleetwood Retail Corp. of California(5)	California
Fleetwood Retail Corp. of Colorado(5)	Colorado
Fleetwood Retail Corp. of Florida(5)	Florida
Fleetwood Retail Corp. of Georgia(5)	Georgia
Fleetwood Retail Corp. of Idaho(5)	Idaho
Fleetwood Retail Corp. of Illinois(5)	Illinois
Fleetwood Retail Corp. of Kansas(5)	Delaware
Fleetwood Retail Corp. of Kentucky(5)	Kentucky
Fleetwood Retail Corp. of Louisiana(5)	Louisiana
Fleetwood Retail Corp. of Mississippi(5)	Mississippi
Fleetwood Retail Corp. of Missouri(5)	Missouri
Fleetwood Home Centers of Nevada, Inc.(5)	Nevada
Fleetwood Retail Corp. of New Mexico(5)	New Mexico
Fleetwood Retail Corp. of North Carolina(5)	North Carolina
Fleetwood Retail Corp. of Ohio(5)	Ohio
Fleetwood Retail Corp. of Oklahoma(5)	Oklahoma
Fleetwood Retail Corp. of Oregon(5)	Oregon
Fleetwood Retail Corp. of South Carolina(5)	South Carolina
Fleetwood Retail Corp. of Tennessee(5)	Tennessee
Fleetwood Home Centers of Texas, Inc. (5)	Texas
Fleetwood Retail Corp. of Virginia(5)	Virginia
Fleetwood Retail Corp. of Washington(5)	Delaware
Fleetwood Retail Corp. of West Virginia(5)	West Virginia
Other subsidiaries:
Buckingham Development Co.	California
C.V. Aluminum, Inc.(1)	California
Continental Lumber Products, Inc.	California
Fleetwood Capital Trust	Delaware
Fleetwood Foreign Sales Corp.	U.S. Virgin Islands
Fleetwood Holidays, Inc.	Florida
Fleetwood International, Inc.	California
Fleetwood Recreational Vehicles of Michigan, Inc.(1)	Michigan
Gibraltar Insurance Company, Ltd.	Bermuda
GSF Installation Co.(1)	California
Paramount Insurance Company, Ltd.	Bermuda
Fleetwood Holdings, Inc.	Delaware
Fordham Insurance Agency, Inc.(5)	Mississippi
Shaffer and Webb Insurance Agency, Inc.(5)	Tennessee
HomeOne Credit Corp.	Delaware
Home Sentry Insurance Agency, Inc.(6)	Texas

National Home Shield Insurance Agency, Inc. of Alabama(6)	Alabama
Fleetwood Homes Investment, Inc.(7)	California
Fleetwood General Partner of Texas, Inc.(7)	Delaware
(1)
Wholly owned subsidiary inactive at April 29, 2001.
(2)
Wholly owned subsidiary of Fleetwood Homes of Alabama, Inc.
(3)
Wholly owned subsidiary of Fleetwood International, Inc.
(4)
Wholly owned subsidiary of Fleetwood Retail Investment Corp.
(5)
Wholly owned subsidiary of Fleetwood Retail Corp.
(6)
Wholly owned subsidiary of HomeOne Credit Corp.
(7)
Partners of Fleetwood Homes of Texas, LP

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  EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT